EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated September 30, 1996, included in Cadmus Communications Corporation's Form 10-K for the year ended June 30, 1996, and to all references to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of Cadmus Communications Corporation subsequent to June 30, 1996, or performed any audit procedures subsequent to the date of our report.




                                                     /s/ Arthur Andersen LLP

                                                     ARTHUR ANDERSEN LLP



Richmond, Virginia
March 7, 1997